UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2014

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2014, the Company entered into the Lease with the Landlord for the right to occupy the premises located at 1050 Winter Street, Waltham, Massachusetts ("Premises"). The Premises consist of two floors known as Premises A and Premises B, with different commencement dates as set forth in the Lease. The Premises will serve as the Company’s principal executive offices. The Company’s current principal executive office is located at the same address as the Premises. Under the terms of the Lease, the Premises subject to the Lease will be built out according to plans and specifications agreed to in the Lease. The parties expect the build-out with respect to Premises A to be completed in July 2014, at which time the Company plans to move to Premises A, and that the build-out with respect to Premises B to be completed in October 2014, at which time the Company plans to move to Premises B.

The initial term of the Lease runs from the date the Company occupies Premises A through one-hundred and thirty two months from the end of the month in which the Company occupies Premises B. Following occupancy of the Premises, the Company will pay fixed rent in an amount of $1,899,485 per year for the initial term of the Lease and shall also be responsible for its share of annual operating cost overages, real estate taxes and other charges specified in the Lease.

The Company will deposit with the Landlord, as security under the Lease, $316,580.84, in the form of either cash or a letter of credit, to be reduced to $158,290.42 on the fifth anniversary of the Premises B Commencement Date, provided there has been no breach of the Lease.

The Company has an option to extend the Lease for one five-year period, subject to certain conditions and at an annual fixed rental rate to be at the then-prevailing market rate as agreed to by the parties. The Lease contains additional terms, conditions, events of defaults and covenants customary for a lease agreement, including, among others, an obligation on the Company to maintain certain levels of general liability, business interruption, property and other insurance, surrender conditions of the Premises and indemnification provisions in favor of the Landlord. In the event of a default by the Company under the Lease, the Landlord has the right to terminate the Lease, take possession of the Premises and, subject to legal limitations, recover monetary damages including unpaid rent.

The Lease is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

March 27, 2014	By:	Donald M. Muir

Name: Donald M. Muir
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Lease between Lionbridge and BP Bay Colony LLC dated as of March 26, 2014